MASTER SERVICER AGREEMENT

                                                                   Exhibit 10.3a

     MASTER SERVICER AGREEMENT (this "Agreement"), dated as of ___________, 2000, between 21ST HOLDINGS, LLC, a national insurance services organization ("21st Services"), as Master Servicer, CAPITAL RESOURCE GROUP ONE, LLC ("Capital"), as originator of the Trust, UNITED FUNDS, LLC ("United") as Subservicer, and THE BANK OF NEW YORK, as Trustee (the "Trustee").

                             W I T N E S S E T H

     WHEREAS, pursuant to that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of the date hereof, among Capital, United, 21st Services, and the Trustee, United agreed to act as the Subservicer of all Insurance Settlements now owned and held or hereafter acquired by the Insurance Settlements Funding Trust 2000 (the "Trust") and as further defined in the Pooling and Servicing Agreement (collectively, the "Insurance Settlements").

     WHEREAS, 21st Services has agreed and is willing to be the Master Servicer of the Insurance Settlements, subject to the terms and conditions contained herein and in the Pooling and Servicing Agreement.


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     WHEREAS, subsequent to the termination of the Subservicer under the Pooling and Servicing Agreement, 21st Services shall automatically be Successor Servicer and 21st Services is willing, subject to the terms and conditions contained herein and in the Pooling and Servicing Agreement to accept said appointment as Successor Servicer.

     NOW, THEREFORE, the Trustee, Capital, United, and 21st Services agree as follows:

     1. Defined Terms.


          (a) Unless otherwise defined herein, the terms which are defined in the Pooling and Servicing Agreement are used herein as so defined.

          (b) The words "hereof," "herein," and "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     2. Acceptance of Appointment and Other Matters Relating to the Master Servicer.


          (a) 21st Services hereby agrees to act as the Master Servicer of the Insurance Settlements.

          (b) 21st Services shall perform all the duties and obligations of Master Servicer under the Pooling and Servicing Agreement.

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          (c) 21st Services shall continue to act as Master Servicer until such time as it shall succeed to the appointment to serve as Successor Servicer under the terms of this Agreement and the Pooling and Servicing Agreement.

          (d) 21st Services shall not resign as Master Servicer during the term of the Pooling and Servicing Agreement, provided that if the Master Servicer fails to receive its fees and expenses for a period of at least 90 days after they become due or if it shall become illegal for 21st Services to continue to act as Master Servicer, it shall be entitled to resign by giving written notice to United and the Trustee.

          (e) 21st Services shall be entitled to a fee for its services and reimbursement for its expenses as provided in the Pooling and Servicing Agreement. In addition, Capital shall grant to 21st Services a right entitling 21st Services to receive 5% of the Trust's assets remaining in Tranche I and Tranche II of the Trust, respectively, after all interest and principal payments have been made to certificateholders. Such right shall vest at the rate of 12.5% and 10% per year for Tranche I and Tranche II, respectively. If either Tranche is redeemed prior to maturity, such rights shall vest automatically.

          (f) United will pay 21st Services a fee of .30% of the face amount of each policy purchased by United.

          (g) The Subservicer shall provide 21st Services the Closing Date Reports, the Subservicer's Semi-Annual Certificate, and the Subservicer's Annual Certificate as

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     provided in Sections 3.4(a), 3.4(c), and 3.5 of the Pooling and Servicing
     Agreement. Such reports shall accurately reflect the transactions involving the Insurance Settlements, and 21st Services shall maintain such reports such that at any time 21st Services can properly perform the duties of the Subservicer in the event it is appointed as a Successor Servicer.

          (h) The Subservicer shall provide 21st Services a copy of the computer software used by the Subservicer in servicing the Insurance Settlements, and 21st Services shall maintain such software.

          (i) The Subservicer shall provide the Trustee on each Closing Date all data relating to the Insurance Settlements transferred from Capital to the Trust, and 21st Services shall maintain such data, such that the records of 21st Services will accurately reflect the transactions involving the Insurance Settlements and accurately match the data available on the Subservicer's computer and in the Subservicer's possession.

          (j) The Subservicer shall provide 21st Services true copies of the Daily and Weekly Reports provided for in Section 3.4(b) of the Pooling and Servicing Agreement, and 21st Services shall generate reports of its accounts accurately reflecting the information provided by Subservicer in the Daily and Weekly Reports.

          (k) The Subservicer shall make arrangements with the Lockbox Bank under which 21st Services shall receive a copy of each lockbox remittance report and all other statements relating to the Lockbox Account at the same time such items are provided to the

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     Subservicer. The term "Lockbox Bank" refers to the Bank of New York, or any successor bank holding the Lockbox Account.

          (l) 21st Services shall be entitled to assume that the information contained in the reports and data received by it hereunder and under the Pooling and Servicing Agreement is true and correct. 21st Services shall be fully protected if relying upon such reports and data without any independent investigation or audit to prove the facts stated therein. 21st Services shall have no duty to monitor, investigate, or audit any records or activities of the Subservicer with respect to the servicing of the Insurance Settlements other than to obtain and maintain the reports and data it receives pursuant to this Agreement and the Pooling and Servicing Agreement. 21st Services shall have no responsibility or liability for any acts or omissions of the Subservicer with respect to servicing the Insurance Settlements.

          (m) 21st Services will also perform such duties as described in
     Schedule I attached hereto.

     3. Acceptance of Appointment and Other Matters Relating to the Successor Servicer.

          (a) Upon termination of the Subservicer, pursuant to Sections 10.1 and
     10.2 of the Pooling and Servicing Agreement, and for so long as this Agreement is in full force and effect, 21st Services will automatically become the Successor Servicer and 21st Services shall accept such appointment.

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          (b) Upon its appointment, 21st Services, as the Successor Servicer, shall service and administer the Insurance Settlements pursuant to the terms and conditions of the Pooling and Servicing Agreement and subject to the rights, remedies, and protections set forth in this Agreement.

          (c) 21st Services, as the Successor Servicer, shall be the successor in all respects to the Subservicer with respect to servicing functions under the Pooling and Servicing Agreement, shall be bound by the terms and conditions of the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Subservicer by the terms and provisions thereof, and all references in the Pooling and Servicing Agreement to the Subservicer in its capacity as Subservicer shall be deemed to refer to the Successor Servicer. 21st Services, as the Successor Servicer, shall be authorized to delegate any of its duties as Successor Servicer to United or a third party on and after the date of any transfer of the servicing pursuant to Section 10.2 of the Pooling and Servicing Agreement.

          (d) In connection with such assumption, 21st Services, as the Successor Servicer, shall be entitled to the same compensation, indemnification, and reimbursement of expenses provided for the Subservicer under Section 3.2 of the Pooling and Servicing Agreement in addition to its fees as Master Servicer and shall also be entitled to a one-time transfer of management fee of $100,000 to be paid by the Trust.

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     4. Limitation on Liability and Protections of the Successor Servicer.


          (a) The liability of 21st Services, as the Successor Servicer, shall be limited as set forth in the Pooling and Servicing Agreement and in this Agreement.

          (b) The Master Servicer shall be entitled to all of the rights, remedies, and protections in carrying out its duties and responsibilities as Master Servicer or Successor Servicer as set forth in the Pooling and Servicing Agreement and in this Agreement.

     5. Termination Date. This Agreement and all authority and power granted to 21st Services, as Master Servicer or Successor Servicer, under this Agreement shall automatically cease and terminate upon termination of the Pooling and Servicing Agreement in accordance with its terms.

     6. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by Delaware law, without giving effect to its conflict of laws provisions.

     7. Notices. All demands, notices and communications hereunder shall be in writing and shall be sent to (a) in the case of the 21st Services, IDS Center, Suite 1650, 80 S. 8th Street, Minneapolis, MN 55402, Attention: Mr. Robert Simon, (b) in the case of either Capital or United, 650 E. Carmel Drive, Suite 150, Carmel, Indiana, Attention: Thomas J. LaRussa, and (c) in the case of Trustee, Corporate Trust Department, The Bank of New York, 101 Barclay

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Street, 12-E, New York, New York 10286, Attention: Mauro Palladino, or as to
each party, at such other address as shall be designated by such party in a written notice to each other party.


     8. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreements shall for any reason be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Master Servicer Agreement.

     9. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original and all of which together shall constitute one and the same instrument.

     10. Third-Party Beneficiaries. This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     11. Amendment. This Agreement may not be modified, amended, waived, or supplemented except in writing executed by the parties hereto.

     12. Headings. The headings herein are for purpose of reference only and shall not otherwise affect the meaning or interpretation of any provisions hereof.

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     13. Pooling and Servicing Agreement Controls. In the event any provisions of this Agreement shall be inconsistent with any provisions of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall control.

     IN WITNESS WHEREOF, 21st Services, Capital, United, and the Trustee have caused this Master Servicer Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                        MASTER SERVICER:

                                        21ST HOLDINGS, LLC



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        SUBSERVICER:

                                        UNITED FUNDS, LLC



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------



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                                        CAPITAL RESOURCE GROUP ONE, LLC



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        TRUSTEE:

                                        THE BANK OF NEW YORK


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------



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                                   SCHEDULE I

                            Duties of Master Servicer

o  Review medical, insurance and final underwriting for proposed policies

o Review financial analysis of each policy and its relationship to the aggregate pool of policies

o  Review purchase recommendations

o  Audit integrity of financial model on a periodic basis

o  Track all insureds and maintain updated medical files

o  Maintain data on pool characteristics

o  Audit premium calendar database

o  Prepare reports as agreed


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